FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2017

FOOTHILLS EXPLORATION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-190836	27-3439423
(Commission File Number)	(IRS Employer Identification No.)

633 17th Street, Suite 1700-A
Denver, CO 80202
(Address of Principal Executive Offices)

(720) 449-7478
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Christopher Jarvis as Executive Vice President of Finance of Foothills Exploration, Inc. and Vice President of Risk Management of Foothills Petroleum, Inc.

On March 3, 2017 Foothills Exploration, Inc., (the “Company”) announced that it had appointed Christopher Jarvis, a current member of the board of directors of the Company, as Executive Vice President of Finance of the Company and Vice President of Risk Management of Foothills Petroleum, Inc. (“FPI”), a wholly owned subsidiary of the Company. This appointment commenced March 1, 2017. A copy of the Company’s press release entitled “Foothills Exploration, Inc. Announces Two Additions to Its Senior Management Team” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Jarvis, age 44, has over 20 years of capital markets and investments experience covering the equity, commodity, and fixed-income markets including engineering and executing energy risk management hedges for large multi-national companies. Mr. Jarvis was ranked #1 by Bloomberg’s BARR analyst ranking system. Mr. Jarvis routinely appears on CNBC, Fox Business News, and Reuters. He is a contributor to major print media outlets including Reuters, Bloomberg and the Wall Street Journal as an oil and gas analyst. Mr. Jarvis earned his B.A. in Arts History from University of Massachusetts and an M.B.A. from the University of Connecticut, with a concentration in Finance. Mr. Jarvis is also Certified Financial Analyst (CFA), Certified Market Technician (CMT) and a member of the University of Connecticut Financial Accelerator Advisory Board.

There is no family relationship between Mr. Jarvis and the Company or FPI’s officers and directors. Other than the employment terms described below, Mr. Jarvis and the Company or FPI have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Jarvis will receive an annual salary of $240,000, with annual increases of 3% per annum, upon successful completion of a 90 day probationary period. Mr. Jarvis will also be entitled to receive bonuses that will be based on performance standards which will be established by the Company. Mr. Jarvis will receive $10,000 as a signing bonus on the effective date of employment and an option to purchase 400,000 shares of Company’s common stock. The options will have an exercise price of $2.02 per share, a five year term and will vest quarterly over 24 month term of employment commencing with the first quarter following the 90-day probationary period, but subject to no exercise for 12 months and subject further to all unvested options being accelerated upon any change of control event. Mr. Jarvis will also receive a car allowance in the amount of $800 per month and cell phone allowance in the amount of $100 per month once the Company’s net total oil and gas production reaches 750 barrels of oil equivalent per day for at least 90 consecutive days, including production from all wholly-owned subsidiaries and portion of production which may be beneficially allocated to the Company from sister companies in which the Company owns at least 50% in interest. Upon approval of the Company’s Board of Directors, Mr. Jarvis may become eligible to participate in the Company’s equity incentive plan, should one be established.

Mr. Jarvis’s employment with the Company is at will and may be terminated for or without cause. If Mr. Jarvis is terminated without cause following the 90 day probationary period, he may receive a pro-rated bonus through the balance of the calendar year in which termination occurred. Upon acceptance of position as fulltime executive of the Company and FPI, the Executive Director Agreement dated between Mr. Jarvis and the Company will terminate, however Mr. Jarvis will retain restricted stock units granted to him pursuant to the foregoing agreement subject to the vesting terms described therein. A copy of the Company's offer letter to Mr. Jarvis is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Appointment of Kevin J. Sylla as Director and Chief Executive Officer of Foothills Petroleum, Inc.

On March 3, 2017 the Company announced that it had appointed Kevin J. Sylla, as Director and Chief Executive Officer of FPI. Mr. Sylla will also continue serving as manager of the Company’s indirect subsidiaries, Tiger Energy Operating LLC (“TEO”), Tiger Energy Partners International LLC (“TEPI”), and Tiger Energy Mineral Leasing LLC (“TEML”). This appointment commenced March 1, 2017. A copy of the Company’s press release entitled “Foothills Exploration, Inc. Announces Two Additions to Its Senior Management Team” is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Sylla, age 42, has been serving as Managing Director of Tiger Energy Operating, LLC and Tiger Energy Partners International, LLC, both indirect subsidiaries of the Company, for the past five years. Mr. Sylla played a key advisory role in the successful combination and integration of TEO, TEPI and TEML assets into the Company’s corporate structure. He has over 10 years of oil and gas industry experience with extensive knowledge in business development, mergers and acquisitions, as well as in drilling, reworking and overseeing the management of oil and gas wells including field operations. Mr. Sylla is the managing member of Wilshire Energy Partners, LLC, a principal shareholder of the Company and has provided consulting services to the Company since its formation. Mr. Sylla completed the Petroleum Land Management Program at Texas Christian University and earned his Energy & Finance Management Certification from the University of Denver.

There is no family relationship between Mr. Sylla and the Company or FPI’s officers and directors. Other than the employment terms described below, Mr. Sylla and the Company or FPI have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Sylla will receive an annual salary of $360,000 with annual increases of 3% per annum upon successful completion of a 90 day probationary period. Mr. Sylla will also be entitled to receive bonuses that will be based on performance standards that will be established by the Company. Mr. Sylla will receive a $10,000 signing bonus on the effective date of employment and an option to purchase 1.2 million shares of Company’s common stock. The options shall have an exercise price of $2.02 per share, a seven year term and will vest quarterly over a 36 months term of employment commencing with the first quarter following the 90-day probationary period, but subject to no exercise for 12 months and subject further to all unvested options being accelerated upon any change of control event. Mr. Sylla will also receive car allowance in the amount of $800 per month and cell phone allowance in the amount of $100 per month once the Company’s net total oil and gas production reaches 750 barrels of oil equivalent per day for at least 90 consecutive days, including production from all wholly-owned subsidiaries and portion of production which may be beneficially allocated to the Company from sister companies in which the Company owns at least fifty percent 50% in interest. Upon approval of the Company’s Board of Directors, Mr. Sylla may become eligible to participate in the Company’s equity incentive plan, should one be established.

Mr. Sylla’s employment with the Company is at will and may be terminated for or without cause. If Mr. Sylla is terminated without cause following the 90 day probationary period, he may receive pro-rated bonus through the balance of the calendar year in which termination occurred. Effective January 28, 2010 Mr. Sylla, without admitting or denying findings consented to a fine and to a suspension from association with any FINRA member from February 16, 2010 through February 15, 2011. This civil matter arose as a result of a customer loan to an entity partially owned by Mr. Sylla at a time when that activity was impermissible under NASD conduct rules then in effect. A copy of the Company’s offer letter to Mr. Sylla is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 8.01. Other Events.

On March 3, 2017 the Company issued press release announcing the appointment of Christopher Jarvis as Executive Vice President of Finance of the Company and Vice President of Risk Management of FPI and appointment of Kevin J. Sylla as Director and Chief Executive Officer of FPI. A copy of the press release entitled “Foothills Exploration, Inc. Announces Two Additions to Its Senior Management Team”, is attached as Exhibits 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between registrant and Christopher Jarvis
10.2	Offer Letter between registrant and Kevin J. Sylla
99.1	Press Release issued by the registrant on March 3, 2017 entitled “Foothills Exploration, Inc. Announces Two Additions to Its Senior Management Team”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2017

FOOTHILLS EXPLORATION, INC.

/s/ B. P. Allaire
By: B. P. Allaire
Chief Executive Officer